UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 22, 2026, Sight Sciences, Inc. (the “Company”) received notification that the U.S. District Court for the District of Delaware (the “Court”) entered its final judgment (the “Final Judgment”) regarding the patent infringement case (the “Litigation”) filed by the Company in September 2021 against Alcon Inc., Alcon Vision, LLC, Alcon Research, LLC, and Ivantis, Inc. (collectively, “Alcon”). The Company had asserted that Alcon’s sale of the Hydrus® Microstent (“Hydrus”) infringed three of the Company’s patents. The patents at issue were U.S. Patent Nos. 8,287,482, 9,370,443, and 11,389,328 (the “Patents”). The Final Judgment upheld the trial jury’s findings that the Patent claims asserted by the Company at trial were valid and were willfully infringed by Alcon.

The Final Judgment also awarded total monetary damages to the Company of $55.4 million. This award is inclusive of: (i) $34.0 million in past damages for the period from the first commercial sale of Hydrus through April 26, 2024, the date the trial jury rendered its verdict (the “Verdict Date”), (ii) $14.7 million in supplemental damages for the period from the Verdict Date through March 31, 2026, and (iii) $6.8 million in pre-judgment and post-judgment interest through April 17, 2026. In addition, the Final Judgment awarded the Company an ongoing royalty of 10% of Hydrus revenue through the date of expiration of the last of the Patents. The Final Judgment is subject to appeal by Alcon.

Absent settlement, no monetary damages will be received by the Company unless and until (i) Alcon exhausts its rights to appeal to the United States Court of Appeals for the Federal Circuit and the appeals court affirms a judgment in the Company’s favor, or (ii) the time for filing an appeal has passed. During the pendency of any such appeal, interest and royalties will continue to accrue in accordance with the terms of the Final Judgment. In addition, if an adverse, final and non-appealable judgment from one or more of the ex parte reexamination proceedings initiated by Alcon (seeking to invalidate the Patent claims we asserted at trial) is entered by the Federal Circuit Court of Appeals before a favorable final and non-appealable judgment from the Litigation is entered by that same appeals court, it could negatively affect the Company’s ability to collect on the Final Judgment.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sight Sciences, Inc.

Date:	April 23, 2026	By:	/s/ James Rodberg
Chief Financial Officer